SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form10-12g/A2

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section12(b) or (g)of the Securities Exchange Act of 1934

Mountain Top Properties, Inc.

(Exact name of Registrant as specified in its charter)

Nevada	47-5544183
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1303 Wakefield Court Winnabow, NC 28479
(Address of principal executive offices)

(910) 859-2929

(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

Title of Each Class to be so Registered
Common Shares, par value $0.001

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of a “large, accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
Emerging Growth Company	☐

EXPLANATORY NOTE

This registration statement on Form10 (the “Registration Statement”) is being filed by Petro USA, Inc. in order to register common stock of the Company voluntarily pursuant to Section 12(g) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company is not required to file this Registration Statement pursuant to the Securities Act of 1933, as amended (the “Securities Act”).

Once this registration statement is deemed effective, we will be subject to the requirements of Regulation 13A under the Exchange Act, which will require us to file annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.  The registration statement, including exhibits, may be inspected without charge at the SEC’s principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Section, Securities and Exchange Commission, 100 F Street, NW, Washington, D.C. 20549 upon payment of the prescribed fees. You may obtain information on the operation of the Public Reference Room by calling the SEC at l.800.SEC.0330. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with it. The address of the SEC’s Website is http://www.sec.gov.

FORWARD LOOKING STATEMENTS

There are statements in this registration statement that are not historical facts. These “forward-looking statements” can be identified by use of terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. Although management believes that the assumptions underlying the forward looking statements included in this registration statement are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this registration statement will in fact transpire. You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements unless required by applicable laws or regulations.

ADDITIONAL EXPLANATORY NOTE

Mountain Top Properties, Inc. (the “Company”) is filing this Amendment No. 2 (this “Amendment”) to the Form 10-12g/A as originally filed with the Securities and Exchange Commission (the “SEC”) on June 25, 2021, solely to update the financial statements from the period ending March 31, 2021, to the period ending June 30, 2021.

Except as described above, this Amendment does not amend, modify or update the information in, or exhibits to, the Form 10-12/g/A.

Table of Contents

For Form 10

Of

Mountain Top Properties, Inc.

Mountain Top Properties, Inc.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item1. Business.

Organizational History.

Mountain Top Properties, Inc. (“Mountain Top Properties”, “We”, or the “Company”) was organized in the State of Nevada on November 06, 1990, as A & C Medical Supply, Inc.  The Company changed its name to ACI Asset Management, Inc. on June 28, 1994.  The Company changed its name to Interactive Business Development Inc. on March 17, 2005. The Company changed its name to Baby Bee Bright Corporation on July 13, 2005. On July 28, 2005, Baby Bee Bright Corporation passed a corporate resolution approving a merger effected on July 28, 2005, between Baby Bee Bright Corporation, a Nevada Corporation and Baby Bee Bright Corporation, a private Tennessee corporation, where the private Tennessee corporation became a wholly owned subsidiary of the Nevada corporation in exchange for 90 million restricted shares of Baby Bee Bright Corporation, a Nevada corporation.  The Company owned at that time a patented technology that effectively transmitted educational data to the baby while still in the womb. Research suggested at that time that the customers in that market were eager to learn about prenatal learning and potential related products that aided in the educational development of their unborn child. The Company believed that through the use of neurological monitoring of the fetus, it conclusively proves that baby learned while still in the womb, the Company thought it would be head of the market by receiving a patent for audio directional technology for their prenatal educator. The Company’s prenatal educator was available at that time in five different languages. The Company's marketing plans included pursuing the retail market through retailers that offered maternity departments. To further attract the retail market, the Company has developed its own clothing line for expectant moms, infants, and children.

In 2006 the Company changed its name to Lab Holdings, Inc.  On November 16, 2006, the Company changed its name to Mountain Top Properties, Inc.  and became a diversified holding company that was going to acquire, sell, and operate distressed assets through its wholly owned subsidiaries and partnerships; The Company specialized in property management, REO foreclosure, and real estate redevelopment. Mountain Top Properties Inc. was structured that way to take full advantage of the then market conditions in the United States.

On January 21, 2021, the Company filed a Certificate of Amendment with the Secretary of State of Nevada whereby its authorized shares were changed to 900,000,000, par value $.0001, consisting of 800,000,000 Common Stock and 100,000,000 Blank Check Preferred Stock.  These shares are non-assessable.  On February 9, 2021, the Company filed a Certificate of Designation Preferences and Rights of Series A Convertible Stock with the Secretary of State of Nevada whereby One Hundred Million shares of the Preferred Stock, $.0001 par value, were be issued in denominations of 1,000 shares or greater.  Holder of each Series A Super voting Preferred Stock have Twenty Thousand times the number of votes as shareholders of the Common Stock.

Mountain Top Properties, Inc. is to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition, or other business combination with a domestic or foreign private business.  The company has not commenced planned principal operations. The Company has a December 31 year end.

Our Business

The Company is currently attempting to locate and negotiate with eligible portfolio companies to acquire an interest in them. In addition to acquiring an interest in them, the Company intends to assist these portfolio companies with raising capital and offer them substantial managerial assistance needed to succeed.

Employees

As of the date of this registration statement filed on Form 10, we have no employees.

Item1A. Risk Factors.

We are a smaller reporting company and therefore not required to provide this information in our Form 10 registration statement.

Item2. Financial Information.

Selected Financial Information

We are a smaller reporting company and therefore not required to provide this information in our Form 10 registration statement.

Management’s Discussion and Analysis of Financial Condition and Results of Operation.

Overview

The following discussion and analysis of our financial condition and results of operations (“MD&A”) should be read in conjunction with our financial statements and the accompanying notes to the financial statements included in this Form 10.

The MD&A is based on our financial statements, which have been prepared in accordance with U.S. GAAP. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities and expenses and related disclosure of contingent assets and liabilities. Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Background

We are not currently engaged in any business operations. We are, however, in the process of attempting to identify, locate, and if warranted, acquire new commercial opportunities.

No revenue has been generated by the Company. It is unlikely the Company will have any revenues unless it is able to effect an acquisition or merger with an operating company, of which there can be no assurance. The Company’s plan of operation for the remainder of the fiscal year shall be to continue its efforts to locate suitable acquisition candidates. Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company will not restrict our potential candidate target companies to any specific business, industry, or geographical location and, thus, may acquire any type of business.

The Company does not currently engage in any business activities that provide cash flow. The costs of investigating and analyzing business combinations for the next 12 months and beyond such time will be paid with funds to be loaned to or invested in us by our stockholders, management, or other investors.

During the next 12 months we anticipate incurring costs related to:

(i)	filing of Exchange Act reports, and

(ii)	investigating, analyzing, and consummating an acquisition.

We believe we will be able to meet these costs through use of funds to be loaned by or invested in us by our stockholders, management or other investors. There are no assurances that such funds will be advanced or that the Company will be able to secure any additional funding as needed.

Results of Operations

Working Capital

	June 30,	December 31,
	2021	2020

Current Assets	$ -	$ -
Current Liabilities	17,928	17,733
Working Capital (Deficit)	$(17,928)	$(17,733)

Cash Flows

	June 30,	December 31,
	2021	2020

Cash Flows from (used in) Operating Activities	$(9,219)	$-
Cash Flows from (used in) Investment Activities	(702)	-
Cash Flows from (used in) Investment Activities	9.923	-
Net Increase (decrease) in Cash During Period	$-	$-

Three and Six Months Ended June 30, 2021, compared to the Three and Six Month Ended June 30, 2020

Operating Revenues

We have generated no revenues for the six months ended June 30, 2021 and June 30, 2020..

Operating Expenses and Net Loss

Operating expenses for the three months ended June 30, 2021, were $1,911 compared with $4,000 for the three months ended June 30, 2020.  The decrease in operating expenses were attributable to a decrease in professional fees from $4,000 for the three months ended June 30, 2020, to $1,190 for the three months ended June 30, 2021, an increase in depreciation expenses from $0 for the three months ended June 30, 2020, to $587 for the three months ended June 30, 2021, and an increase in general and administrative expenses from $0 for the three months ended June 30, 2020, to $134 for the three months ended June 30, 2021.

Operating expenses for the six months ended June 30, 2021, were $10,530 compared with $4,000 for the six months ended June 30, 2020.  The increase in operating expenses were attributable to an increase in professional fees from $4,000 for the six months ended June 30, 2020, to $9,280 for the six months ended June 30, 2021, an increase in depreciation expenses from $0 for the six months ended June 30, 2020, to $1,116 for the six months ended June 30, 2021, and an increase in general and administrative expenses from $0 for the six months ended June 30, 2020, to $134 for the six months ended June 30, 2021.

 During the three months ended June 30, 2021, the Company recorded a net loss of $1,911, compared with net loss of $4,000 for the three months ended June 30, 2020. The decrease in net loss were attributable to a decrease in professional fees from $4,000 for the three months ended June 30, 2020, to $1,190 for the three months ended June 30, 2021, an increase in depreciation expenses from $0 for the three months ended June 30, 2020, to $587 for the three months ended June 30, 2021, and an increase in general and administrative expenses from $0 for the three months ended June 30, 2020, to $134 for the three months ended June 30, 2021.

During the six months ended June 30, 2021, the Company recorded a net loss of $10,530, compared with net loss of $4,000 for the six months ended June 30, 2020.  The increase in net loss were attributable to an increase in professional fees from $4,000 for the six months ended June 30, 2020, to $9,280 for the six months ended June 30, 2021, an increase in depreciation expenses from $0 for the six months ended June 30, 2020, to $1,116 for the six months ended June 30, 2021, and an increase in general and administrative expenses from $0 for the six months ended June 30, 2020, to $134 for the six months ended June 30, 2021.

Liquidity and Capital Resources

 As of June 30, 2021, the Company's cash balance was $0 compared to cash balance of $0 as of December 31, 2020. As of June 30, 2021, the Company's total assets were $5,226 compared to total assets of $5,640 as of December 31, 2020.

  As of June 30, 2021, the Company had total liabilities of $17,928 compared with total liabilities of $17,733 as of December 31, 2020.  The increase in total liabilities is attributed to a increase in accounts payable – related party from $15,733 for the year ended December 31, 2020 to $16,918 for the six months ended June 30, 2021, and decrease in accrued expenses from $2,000 for the year ended December 31, 2020 to $1,010 for the six months ended June 30, 2021.

 As of June 30, 2021, the Company has a working capital deficit of $17,928 compared with working capital deficit of $17,733 at December 31, 2020.

Cashflow from Operating Activities

During the six months ended June 30, 2021, the Company used $9,220 cash for operating activities compared to the use of $0 cash for operating activities during the six months ended June 30, 2020.

Cashflow from Investment Activities

During the six months ended June 30 , 2021, the Company used $702 cash for investment activities compared to the use of $0 cash for investment activities during the six months ended June 30 , 2020 .

Cashflow from Financing Activities

During the six months ended June 30 , 2021, the company received $9,923in cash from financing activities compared to receiving $0 in cash from financing activity for the six months ended June 30, 2020 .

Subsequent Developments

None.

Year Ended December 31, 2020, compared to Year Ended December 31, 2019

Operating Revenues

We have generated no revenues for the year ended December 31, 2020, and December 31, 2019.

Operating Expenses and Net Loss

 Operating expenses for the year ended December 31, 2020, were $11,531 compared with $562 for the year ended December 31, 2019.  The increase in operating expenses were attributable to an increase in general and administrative expenses from $562 for the year ended December 31, 2019, to $4,832 for the year ended December 31, 2020, an increase in professional fees from $0 for the year ended December 31, 2019, to $6,000 for the year ended December 31, 2020, and an increase in depreciation expense $0 for the year ended December 31, 2019, to $699 for the year ended December 31, 2020.

 During the year ended December 31, 2020, the Company recorded a net loss of $11,531. compared with net loss of $562 for the year ended December 31, 2019.

Liquidity and Capital Resources

As of December 31, 2020, the Company's cash balance was $0 compared to cash balance of $0 as of December 31, 2019. As of December 31, 2020, the Company's total assets were $0 compared to total assets of $0 as of December 31, 2019.

As of December 31, 2020, the Company had total liabilities of $17,733 compared with total liabilities of $562 as of December 31, 2019. The increase in total liabilities is attributed to an increase in account payable - related party from $562 for the year ended December 31, 2019, to $15,733 for the year ended December 31, 2020, and an increase in accrued expenses $0 for the year ended December 31, 2019, to $2,000 for the year ended December 31, 2020.

 As of December 31, 2020, the Company has a working capital deficit of $17,733 compared with working capital deficit of $562 at December 31, 2019.

Cashflow from Operating Activities

During the year ended December 31, 2020, the Company used $6,339 of cash for operating activities compared to the use of $0 cash for operating activities during the year ended December 31, 2019.

Cashflow from Financing Activities

During the year ended December 31, 2020, and December 31, 2019, the Company did not receive any cash from financing activities.

Subsequent Developments

On January 21, 2021, the Company filed a Certificate of Amendment with the Secretary of State of Nevada whereby its authorized shares were changed to 900,000,000, par value $.0001, consisting of 800,000,000 Common Stock and 100,000,000 Blank Check Preferred Stock.  These shares are non-assessable.  On February 9, 2021, the Company filed a Certificate of Designation Preferences and Rights of Series A Convertible Stock with the Secretary of State of Nevada whereby One Hundred Million shares of the Preferred Stock, $.0001 par value, were be issued in denominations of 1,000 shares or greater.  Holder of each Series A Super voting Preferred Stock have Twenty Thousand times the number of votes as shareholders of the Common Stock.

Going Concern

We have not attained profitable operations and are dependent upon the continued financial support from our shareholders, the ability to raise equity or debt financing, and the attainment of profitable operations from our future business. These factors raise substantial doubt regarding our ability to continue as a going concern.

Our ability to continue as a going concern is dependent upon our ability to generate future profitable operations and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. Our ability to continue as a going concern is also dependent on our ability to find a suitable target company and enter into a possible reverse merger with such company. Management’s plan includes obtaining additional funds by equity financing through a reverse merger transaction and/or related party advances; however, there is no assurance of additional funding being available.

The Company, as of the date of this filing had approximately $0 in cash and has not earned any revenues from operations to date. In the previous two fiscal years our operating expenses were $11,531 and $562 in the years ended December 31, 2019 and December 31, 2020 respectively, consisting primarily of professional fees, administrative expenses and filing fees. The ongoing expenses of the Company will be related to seeking out a suitable acquisition as well as mandatory filing requirements including our reporting requirements under the Securities Exchange Act of 1934 upon effectiveness of this registration statement.

The Company continues to rely on borrowings and financings either arranged by the Company’s President or through entities controlled by the President. In the next 12 months we expect to incur expenses equal to approximately $20,000 related to legal, accounting, audit, and other professional service fees incurred in relation to the Company’s Exchange Act filing requirements. The costs related to the acquisition of a business combination target company vary widely and are dependent on a variety of factors including, but not limited to, the amount of time it takes to complete a business combination, the location of the target company, the size and complexity of the business of the target company, whether stockholders of the Company prior to the transaction will retain equity in the Company, the scope of the due diligence investigation required, the involvement of the Company’s auditors in the transaction, possible changes in the Company’s capital structure in connection with the transaction, and whether funds may be raised contemporaneously with the transaction. Therefore, we believe such costs are unascertainable until the Company identifies a business combination target. These conditions raise substantial doubt about our ability to continue as a going concern. The Company is currently devoting its efforts to locating merger candidates. The Company’s ability to continue as a going concern is dependent upon our ability to develop additional sources of capital, locate and complete a merger with another company, and ultimately, achieve profitable operations.

The Company may consider a business which has recently commenced operations, is a developing company in need of additional funds for expansion into new products or markets, is seeking to develop a new product or service, or is an established business which may be experiencing financial or operating difficulties and needs additional capital. Our management believes that the public company status that results from a combination with the Company will provide such company greater access to the capital markets, increase its visibility in the investment community, and offer the opportunity to utilize its stock to make acquisitions. There is no assurance that we will in fact have access to additional capital or financing as a public company. In the alternative, a business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital, but which desires to establish a public trading market for its shares, while avoiding, among other things, the time delays, significant expense, and loss of voting control which may occur in a public offering.

Our officers and directors have not had any preliminary contact or discussions with any representative of any other entity regarding a business combination with us. Any target business that is selected may be a financially unstable company or an entity in its early stages of development or growth, including entities without established records of sales or earnings. In that event, we will be subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, we may affect a business combination with an entity in an industry characterized by a high level of risk, and, although our management will endeavor to evaluate the risks inherent in a particular target business, there can be no assurance that we will properly ascertain or assess all significant risks.

Our management anticipates that it will likely be able to effect only one business combination, due primarily to our limited financing and the dilution of interest for present and prospective stockholders, which is likely to occur as a result of our management’s plan to offer a controlling interest to a target business in order to achieve a tax-free reorganization. This lack of diversification should be considered a substantial risk in investing in us because it will not permit us to offset potential losses from one venture against gains from another.

The Company anticipates that the selection of a business combination will be complex and extremely risky. While the Company is in a competitive market with a small number of business opportunities, through information obtained from industry professionals including attorneys, investment bankers, and other consultants with experience in the reverse merger industry, our management believes that there are opportunities for a business combination with firms seeking the perceived benefits of becoming a publicly traded corporation. Such perceived benefits of becoming a publicly traded corporation include, among other things, facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of and investors in a business, creating a means for providing incentive stock options or similar benefits to key employees, and offering greater flexibility in structuring acquisitions, joint ventures, and the like through the issuance of stock. Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

We do not currently intend to retain any entity to act as a “finder” to identify and analyze the merits of potential target businesses.

We have not established a specific timeline, nor have we created a specific plan to identify an acquisition target and consummate a business combination. We expect that our management and the Company, through its various contacts and affiliations with other entities will locate a business combination target. We expect that funds in the amount of approximately $20,000 will be required in order for the Company to satisfy its Exchange Act reporting requirements during the next 12 months, in addition to any other funds that will be required in order to complete a business combination. Such funds can only be estimated upon identifying a business combination target. Our management and stockholders have indicated an intent to advance funds on behalf of the Company as needed in order to accomplish its business plan and comply with its Exchange Act reporting requirements, however, there are no agreements in effect between the Company and our management or stockholders specifically requiring they provide any funds to the Company. Therefore, there are no assurances that the Company will be able to obtain the required financing as needed in order to consummate a business combination transaction.

Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.

Default on Notes

There are currently no notes in default.

Other Contractual Obligations

As of the year ended December 31, 2020, we did not have any contractual obligations.

Item3. Properties.

The Company neither rents nor owns any properties. The Company utilizes the office space and equipment of its President at no cost. Given the limited need of the Company, management believes that the office space is more than suitable and adequate. The Company currently has no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

Item4. Security Ownership of Certain Beneficial Owners and Management.

Principal Stockholders

The following table sets forth, as of December 31, 2020, the number of shares of Common Stock owned of record and beneficially by executive officers, directors and persons who beneficially own more than 5% of the outstanding shares of Common Stock of the Company.

		NUMBER OF SHARES	PERCENT OF SHARES
NAME AND ADDRESS OF	TITLE	BENEFICIALLY	BENEFICIALLY
BENEFICIAL OWNER	OF CLASS	OWNED	OWNED
Friction & Heal LLC. (Joseph C. Passalaqua, owner)	Common	99,220,000	99.22% %

Courtland County Communications LLC (Joseph C. Passalaqua, owner)	Common	430,000	0043%
106 Glenwood Drive
Liverpool, NY 13090

All Directors and officers as a group (none)	Common		%
0%%

Item5. Directors and Executive Officers.

Our Board of Directors

The following table sets forth information regarding our current directors and each director nominee, as of the date of filing.

NAME	AGE	POSITION	DIRECTOR SINCE
Anthony Teece	73	Director	2010

Anthony Teece

Mr. Teece, 73, was born in Manchester, Great Britain and has been involved in the Construction Industry for his entire working history. He began by working as a junior field engineer involved in the physical construction and progressed to post procurement, pre-construction. As his skills, experience, and reputation grew he took on increasingly challenging roles in the design and fabrication of high-end technical equipment in both oil and power industries. He has worked on projects in Egypt, Europe, and Malaysia prior to coming to the United States in 2000. Work in the US included major pollution control equipment upgrades at large coal fired power plants.  Mr. Teece was the co-founded of HydroSphere Power Generation (2011) focusing on renewable energy applications using hydro-electric and bio-electricity generating plants. With his leadership, HydroSphere developed two hydro-kinetic generation systems and the bio-electricity pod generation system. In June 2013 he brought together HydroSphere, Power Plant Professionals, LLC, to form Eco Energies Group Limited.  he continues to lead the implementation of these new generation technologies.  Mr. Teece attended Manchester Central Grammar School where he achieved eight certificates to Oxford Joint Matriculation Standards and the University of Manchester Institute of Science and Technology where he received a Higher National Diploma in Mechanical Engineering.

Our Executive Officers

We designate persons serving in the following positions as our named executive officers: our chief executive officer, chief financial officer. The following table sets forth information regarding our executive officers as of the dated of this filing, June 7, 2021.

NAME	AGE	POSITION	OFFICE SINCE
Anthony Teece	73	Chief Executive Officer, CFO and Secretary	2010

Anthony Teece’s biographical summary is included under “Our Board of Directors.

Item6. Executive Compensation.

Summary Compensation Table

The following table sets forth information concerning the compensation of our principal executive officer, our principal financial officer and each of our other executive officers during 2019 and 2020.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Nonequity Incentive Plan Compen- sation ($)	Non- Qualified Deferred Compen- sation Earnings ($)	All Other Compen- sation ($)	Total ($)

Anthony Teece	2019	$0	$0	$0	$0	$0	$0	$0	$0
(Principal Chief Executive Officer, President and Director)	2020	$0	$0	$0	$0	$0	$0	$0	$0

Employment Agreements

The Company does not have employment agreements with any of its officers or directors and there are no other employees.

Directors Compensation

No director received compensation for services rendered in any capacity to us during the fiscal years ended December 31. 2019 and December 31, 2020.

Indemnification of Directors and Officers

Our Articles of Incorporation, as amended and restated, and our Bylaws provide for mandatory indemnification of our officers and directors, except where such person has been adjudicated liable by reason of his negligence or willful misconduct toward the Company or such other corporation in the performance of his duties as such officer or director. Our Bylaws also authorize the purchase of director and officer liability insurance to insure them against any liability asserted against or incurred by such person in that capacity or arising from such person's status as a director, officer, employee, fiduciary, or agent, whether or not the corporation would have the power to indemnify such person under the applicable law.

Compensation Committee Interlocks and Insider Participation

We have not established a compensation committee. We are not currently subject to any law, rule or regulation requiring that we establish a compensation committee.

Item7. Certain Relationships and Related Transactions.

Other than as described herein, none of our directors or executive officers, nor any person who beneficially owns, directly or indirectly, shares carrying more than five percent of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in- laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction over the last two years or in any presently proposed transaction which, in either case, has or will materially affect us.

We do not have a specific policy or procedure for the review, approval, or ratification of any transaction involving related persons. We historically have sought and obtained funding from officers, directors, and family members as these categories of persons are familiar with our management and often provide better terms and conditions than we can obtain from unassociated sources. Also, we are so small that having specific policies or procedures of this type would be unworkable.

Item8. Legal Proceedings.

None.

Item9. Market Price of, and Dividends on, the Registrant’s Common Equity and Related Stockholder Matters.

(a) Market Information

Our common stock trades on the OTC PINK Exchange under the ticker symbol “MTPP” The following table sets forth, for the periods indicated, the high and low closing sales prices of our common stock (where the end of the quarter was on a weekend or holiday and in cases where there was otherwise no trading activity, the high and low prices nearest and prior to the date have been used):

FISCAL YEAR ENDED DECEMBER 31, 2019:	High	Low
March 31, 2019	$0.0001		$0.0001
June 30. 2019	$0.0001		$0.0001
September 30, 2019	$0.0001		$0.0001
December 31, 2019	$0.0001		$0.0001

FISCAL YEAR ENDED DECEMBER 31, 2020:
March 31, 2020	$0.0001	`	0.0001
June 30, 2020	$0.0001		$0.0001
September 31, 2020	$0.1000		$0.0036
December 31, 2020	$0.1000		$0.0036

(b) Holders

As of June 30, 2021, there were approximately 4,641 holders of record of our common stock, not including holders who hold their shares in street name.

(c) Dividends

The Company has never declared or paid any cash dividends. It is the present policy of the Company to retain earnings to finance the growth and development of the business and, therefore, the Company does not anticipate paying dividends on its Common Stock in the foreseeable future.

(d) Equity Compensation Plan Information

The Company does not currently have an equity compensation plan but intends to adopt one in the future. In lieu of an equity compensation plan the Company has granted shares of restricted stock to its officers, directors and others for services periodically and as part of some of the officers’ employment agreements.

(e) Information Related to Outstanding Shares

As of June 30, 2021, there were 250,108,353 shares of our common stock issued and outstanding.

All of our issued and outstanding common shares (of which 0 shares are owned by officers, directors) were issued and have been paid for and held for a period in excess of six months and are eligible to be resold pursuant to Rule 144 promulgated under the Securities Act when the Company has been reporting for 1 year and has ceased being a “shell company” as defined by Rule 144(i).

The resale of our shares of common stock owned by officers, directors and affiliates is subject to the volume limitations of Rule 144. In general, Rule 144 permits our affiliate shareholders who have beneficially owned restricted shares of common stock for at least six months to sell without registration, within a three-month period, a number of shares not exceeding one percent of the then outstanding shares of common stock. Furthermore, if such shares are held for at least six months by a person not affiliated with the company (in general, a person who is not one of our executive officers, directors, or principal shareholders during the three-month period prior to resale), such restricted shares can be sold without any volume limitation, provided all of the other requirements for resale under Rule 144 are applicable.

Item10. Recent Sales of Unregistered Securities.

During the Company’s 2020 and 2019 fiscal years ending December 31st, the Company had no sales of unregistered securities.

Note that due to the price differential between the conversion price on certain notes and the most recent market prices, the Company’s auditor required it to take one-time non-cash charges deemed “beneficial conversions” despite the fact that no conversions had taken place.  This is simply an accounting convention designed to capture the expense to a Company for issuing shares below deemed market value, notwithstanding the fact that there was an extremely limited market for the Company’s common stock when the convertible notes were entered into and the fact that the shares were not actually issued at the time.

Item11. Description of Registrant’s Securities to be Registered.

DESCRIPTION OF SECURITIES

The authorized capital stock of Mountain Top Properties, Inc. consists of 900,000,000 shares, par value $.0001, of which 800,000,000 are Common Stock (the “Common Stock”) and 100,000,000 are Blank Check Preferred Stock (the “Preferred Stock”).  These shares are non-assessable. As of December 31, 2020, there were 250,108,353 shares of Common Stock issued and outstanding and 780,000 shares of Preferred Stock issued and outstanding.

The following description of certain matters relating to Mountain Top Properties, Inc. securities is a summary and is qualified in its entirety by the provisions of Mountain Top Properties, Inc. Certificate of Incorporation, the Amendment to the Articles of Incorporation and Bylaws.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of our stockholders. The holders of the common stock have the sole right to vote, except as otherwise provided by law, by our articles of incorporation, or in a statement by our board of directors in a Preferred Stock Designation.  In addition, such holders are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

The holders of the common stock do not have cumulative voting rights or preemptive rights to acquire or subscribe for additional, unissued or treasury shares in accordance with the laws of the State of Nevada. Accordingly, the holders of more than 50 percent of the issued and outstanding shares of the common stock voting for the election of directors can elect all of the directors if they choose to do so, and in such event, the holders of the remaining shares of the common stock voting for the election of the directors will be unable to elect any person or persons to the board of directors. All outstanding shares of the common stock are fully paid and nonassessable.

The laws of the State of Nevada provide that the affirmative vote of a majority of the holders of the outstanding shares of our common stock and is required to authorize any amendment to our articles of incorporation, any merger or consolidation of Petro USA, Inc. with any corporation, or any liquidation or disposition of any substantial assets of Mountain Top Properties, Inc.

Preferred Stock

The Company has 100,000,000 Blank Check Preferred Stock authorized, 780,000 shares are issued and outstanding. These 780,000 shares are designated as Series A Convertible Stock whereby holder of each Series A Super voting Preferred Stock have Twenty Thousand times the number of votes as shareholders of the Common Stock

Options

The Company has not issued any options to purchase shares of its common stock, although it may establish a qualified option plan at some point in the future.

Item12. Indemnification of Directors and Officers.

Our articles provide to the fullest extent permitted by Nevada law, that our directors or officers shall not be personally liable to the Company or our stockholders for damages for breach of such director’s or officer’s fiduciary duty. The effect of this provision of our articles is to eliminate our rights and the rights of our stockholders (through stockholders’ derivative suits on behalf of the Company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our articles are necessary to attract and retain qualified persons as directors and officers.

Nevada corporate law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he was a director, officer employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

Item13. Financial Statements and Supplementary Data.

Report of Independent Registered Public Accounting Firm	17

Audited Balance Sheets as of December 31, 2020 and 2019	18

Audited Statements of Operations for Year Ended December 31, 2020 and 2019	19

Audited Statements of Changes in Stockholders' Deficit for Year Ended December 31, 2020 and 2019	20

Audited Statements of Cash Flows for Year Ended December 31, 2020 and 2019	21

Notes to Audited Financial Statements for Year Ended December 31, 2020 and 2019	22

Unaudited Balance Sheets as of June 30, 2021 and 2020	28

Unaudited Statements of Operations for the Three and Six Months Ended June 30, 2021 and 2020	29

Unaudited Statements of Changes in Stockholders' Deficit for Six Months Ended June 30, 2021 and 2020	29

Unaudited Statements of Cash Flows for the Six Months Ended June 30, 2021 and 2020	30

Notes to Unaudited Financial Statements for the Six Months Ended June 30, 2021 and 2020	31

The financial statements required to be included in this registration statement appear at the end of the registration statement beginning on page F-1. (see Item 15).

Item14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

There are not and have not been any disagreements between us and our accountants on any matter of accounting principles, practices or financial statement disclosure.

Item15. Financial Statements and Exhibits.

(a)	Financial Statements

See the financial statements annexed to this Registration Statement which financial statements are incorporated herein by reference.

(b)	Exhibits

See below.

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description

3.1.1	Articles of Incorporation as A& C Medical Supply, Inc. dated November 6, 1990*

3.1.2	Certificate of Amendment to ACI Asset Management Inc, dated June 28, 1994*

3.1.3	Certificate of Amendment dated February 23, 2000*

3.1.4	Certificate of Amendment dated March 16, 2005*

3.1.5	Certificate of Amendment to Interactive Business Development Inc. dated July 12, 2005*

3.1.6	Certificate of Amendment to Baby Bright Corporation dated April 18, 2006*

3.1.7	Certificate of Amendment to Mountain Top Properties, Inc. dated November 16, 2006*

3.1.8	Certificate of Amendment dated January 21, 2021*

23.1	Consent**

* Filed with Form 10-12g/A on June 25, 2021
** Filed herewith

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

MOUNTAINTOP PROPERTIES, INC

By:	/s/ Anthony Teece
Name: Anthony Teece Title: CEO, CFO, President and Director Date: September 3, 2021

MOUNTAINTOP PROPERTIES, INC.

FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

C O N T E N T S

Report of Independent Registered Public Accounting Firm	17

Audited Balance Sheets as of December 31, 2020 and 2019	19

Audited Statements of Operations for Year Ended December 31, 2020 and 2019	20

Audited Statements of Changes in Stockholders' Deficit for Year Ended December 31, 2020 and 2019	21

Audited Statements of Cash Flows for Year Ended December 31, 2020 and 2019	22

Notes to Audited Financial Statements for Year Ended December 31, 2020 and 2019	23

ZIA MASOOD KIANI & CO.
Chartered Accountants

Building No. H-1, Street 8,
Abu Baker Market,
Sector G-11/1, Islamabad
Pakistan
Tel: +92-51-2308271 - 72
Email: info@thezmk.com
www.thezmk.com

# REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and the Board of Directors of Mountain Top Properties Inc.

## Opinion on the Financial Statements

We have audited the accompanying balance sheets of Mountain Top Properties Inc. ("the Company") as of December 31, 2020, and 2019, the related consolidated statements of operations, stockholder's equity, and cash flows, for each of the two years in the period ended December 31, 2020 and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

## Material Uncertainty Relating to Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, The Company had incurred losses since inception and had an accumulated deficit of $99,203 as of December 31, 2020 and the Company had limited liquidity and yet to complete its efforts to establish a stabilized source of revenues sufficient to cover its operating costs over an extended period of time. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

## Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks.

ZMK/MTPP/21/AUD10039/052021

gmni member
partnering for success
an association of legally independant accounting firms

Targeting Success >> audit and advisory | taxation | company secretarial | corporate finance | payroll | financial planning | outsourcing | forensic

ZIA MASOOD KIANI & CO.
Chartered Accountants

Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

**Critical Audit Matters**

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/Zia Masood Kiani & Co.
Zia Masood Kiani & Co.
(Chartered Accountants)

We have served as the Company's auditor since 2021.

Islamabad, Pakistan

Date: May 20, 2021

ZMK/MTPP/21/AUD10039/052021

gmni member
partnering for success
an association of legally independant accounting firms

Targeting Success >> audit and advisory | taxation | company secretarial | corporate finance | payroll | financial planning | outsourcing | forensic

Mountain Top Properties Inc.
Balance Sheets (Audited)
As of December 31, 2020 and 2019

	2020	2019
ASSETS
Current Assets
Cash and cash equivalents	$ -	$ -
Total Current Assets	$ -	$ -

Fixed Assets (Net)	$ 5,640	$ -

TOTAL ASSETS	$ 5,640	$ -

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Labilities
Accounts payable - Related party	$ 15,733	$ 562
Accrued expenses	2,000	-
Total Current Liabilities	$ 17,733	$ 562

TOTAL LIABILITIES	$ 17,733	$ 562

STOCKHOLDERS' EQUITY
Common stock (800,000,000 shares authorized, 250,108,353 issued and outstanding as of December 31,2020 and 2019	$ 25,010	$ 25,010
Preferred shares (100,000,000 shares authorized , 780,000 issued and outstanding as of December 31, 2020 and 2019	$ 78	$ 78
Additional paid in Capital	62,022	62,022
Accumulated Deficit	(99,203)	(87,672)
Total Stockholders' Equity	$ (12,093)	$ (562)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 5,640	$ -

See notes to the financial statements

Mountain Top Properties, Inc.
Statement of Operations (Audited)
For the year ended December 31, 2020 and 2019

	2020	2019

Revenues	$ -	$ -
Cost of revenues	-	-
GROSS PROFIT	$ -	$ -

OPERATING EXPENSES
General and Administrative Expenses	4,832	562
Professional Fees	6,000	-
Depreciation expenses	699	-
TOTAL OPERATING EXPENSES	$ 11,531	$ 562

LOSS FROM OPERATIONS	$ (11,531)	$ (562)

INCOME TAX PROVISION	$ -	$ -

NET LOSS	$ (11,531)	$ (562)

NET LOSS PER COMMON SHARES -BASIC AND DILUTED	(0.000)	(0.000)

NUMBER OF SHARES OUTSTANADING	250,108,353	250,108,353

See notes to the financial statements

Mountain Top Properties, Inc.
Statement of Changes in Stockholders' Equity (Audited)
For the years ended December 31, 2020 and 2019

	Common Stocks		Preferred Stocks		Additional Paid In Capital	Accumulated Deficit	Total

Balance December 31, 2019	250,108,353	$ 78	780,000	$ 62,022	$ (87,672)	$ (562)	$ (26,134)
Net Loss for the year						$ -	$ -

Balance December 31, 2020	250,108,353	$ 78	780,000	$ 62,022	$ (87,672)	$ (562)	$ (26,134)

Balance December 31, 2018	250,108,353	$ 25,010	780,000	$ 78	$ 62,022	$ (87,110)	-
Net Loss for the year						$ 562	$ (562)

Balance December 31, 2019	250,108,353	$ 25,010	780,000	$ 78	$ 62,022	$ (86,548)	$ (562)

See notes to the financial statements

Mountain Top Properties, Inc.
Statement of Cash Flows
For the years ended December 31, 2020 and 2019
(Audited)

	2020	2019
OPERATING ACTIVITIES:
Net loss	$ (11,531)	$ (562)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	699	-
Changes in operating assets and liabilities:
Accrued expenses	$ 2,000	-
Accounts payable - Related Party	$ 15,171	$ 562
NET CASH GENERATED FROM/ (USED IN) OPERATING ACTIVITIES
	$ 6,339	$ -

INVESTMENT ACTIVITIES
Purchase of fixed assets	$ (6,339)	$ -
NET CASH USED IN INVESTMENT ACTIVITIES	$ (6,339)	$ -

FINANCING ACTIVITIES:
NET CASH PROVIDED BY FINANCING ACTIVITIES	$ -	$ -

NET INCREASE (DECREASE) IN CASH	$ -	$ -
CASH AT THE BEGINNING OF THE YEAR	$ -	$ -
CASH AT THE END OF THE YEAR	$ -	$ -

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for:
Interest	$ -	$ -
Taxes	$ -	$ -

See notes to the financial statements

MOUNTAIN TOP PROPERTIES, INC.

NOTES TO AUDITED FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

NOTE 1. FORMATION AND BUSINESS OF THE COMPANY

Business description

The financial statements presented are those of Mountain top Properties, Inc. (the “Company”). The Company was incorporated under the laws of the State of Nevada on November 6, 1990, to conduct business formerly carried on by its predecessor ACI Asset Management, Inc. until April 2005.  The Company then changed its name from ACI Management, Inc. to Interactive Development, Inc. and operated under that name until July 2005 when it changed its name from Interactive Development, Inc. to Baby Bee Bright Corp.  The Company changed its name again in May 2006 to from Baby Bee Bright Corp to Lab Holdings, Inc. and changed its name again to our current name in December 2006.

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.

Uses of estimates in the preparation of financial statements.

The preparation of financial statements in conformity with generally accepted accounting principles accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of net revenue and expenses during each reporting period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than estimate with reference to useful life of assets, deprecation and the assumption that the Company is a going concern.

Cash

The Company considers all short-term highly liquid investments with an original maturity date of purchase of three months or less to be cash equivalents.

Property and equipment

Property and equipment are stated at cost, less accumulated depreciation provided on the straight-line method over the estimated useful lives of the assets, which range from three to seven years. Expenditures for renewals or betterments are capitalized, and repairs and maintenance are charged to expense as incurred the cost and accumulated depreciation of assets sold or otherwise disposed of are removed from the accounts, and any gain or loss thereon is reflected in operations.

Depreciation is computed for financial statement purposes on a straight-line basis over estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

Estimated Useful Life
Furniture and Fixtures	3 years
Computer Equipment	3 years
Vehicles	5-10 years

MOUNTAIN TOP PROPERTIES, INC.

NOTES TO AUDITED FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition

The Company did not have any revenues from continuing operations for the periods presented. The Company’s policy is that revenues will be recognized when control of the product is transferred to our customers, in an amount that reflects the consideration we expect to be entitled to in exchange for those services.

Results for reporting periods beginning after January 1, 2020, are presented under Topic 606, while prior period amounts are not adjusted and continue to be reported in accordance with our historic accounting under Topic 605. We did not have any cumulative impact as a result of applying Topic 606.

Net loss per common share – basic and diluted

Authoritative guidance on Earnings per Share requires dual presentation of basic and diluted earnings or loss per share (“EPS”) for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.  Basic EPS excludes dilution; diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

Basic loss per share is computed by dividing net loss applicable to common shareholders by the weighted average number of common shares outstanding during the period. Diluted loss per share reflects the potential dilution that could occur if dilutive securities and other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company, unless the effect is to reduce a loss or increase earnings per share.

Stock-based compensation

In accordance with ASC No. 718, Compensation – Stock Compensation (“ASC 718”), the Company measures the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services.

During the years ended December 31, 2020 and 2019, there were no stock based awards issued or outstanding.

Fair value of financial instruments

We value our financial assets and liabilities on a recurring basis using the fair value hierarchy established in Accounting Standards Codification (“ASC”) 820, Fair Value Measurements and Disclosures. ASC 820 describes three levels of inputs that may be used to measure fair value, as follows: Level 1 input, which include quoted prices in active markets for identical assets or liabilities; Level 2 inputs, which include observable inputs other than Level 1 inputs, such as quoted prices for similar assets or liabilities; quoted prices for identical or similar assets or liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset or liability; and Level 3 inputs, which include unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the underlying asset or liability. Level 3 assets and liabilities include those whose fair value measurements are determined using pricing models, discounted cash flow methodologies or similar valuation techniques, as well as significant management judgment or estimation.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2020.

MOUNTAIN TOP PROPERTIES, INC.

NOTES TO AUDITED FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values. These financial instruments include accrued expenses and related party accounts payable. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value.

Income Taxes

The Company’s income tax benefit differs from the expected income tax benefit by applying the U.S. Federal statutory rate of 21% to net income (loss) as follows:

The tax effects of temporary differences that give rise to the Company’s net deferred tax liability as of December 31,

2020 and 2019 are as follows:

	Year Ended December 31
	2020	2019
Deferred Tax Assets
Net Operating Losses	$ 20,833	$ 18,411
Less: Valuation Allowance	(20.833)	(18.418)
Deferred Tax Assets - Net	$ -	$ -

As of December 31, 2020, the Company had approximately $20,833 of federal and state net operating loss carryovers (“NOLs”), which begin to expire in 2038. Utilization of the NOLs may be subject to limitation under the Internal Revenue Code Section 382 should there be a greater than 50% ownership change as determined under regulations.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against the entire deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

Commitments and contingencies

The Company follows ASC 440 & ASC 450, subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies and commitments respectively. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

MOUNTAIN TOP PROPERTIES, INC.

NOTES TO AUDITED FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recently Issued and Adopted Accounting Standards

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board or other standard setting bodies that may have an impact on the Company’s accounting and reporting. The Company believes that such recently issued accounting pronouncements and other authoritative guidance for which the effective date is in the future either will not have an impact on its accounting or reporting or that such impact will not be material to its financial position, results of operations, and cash flows when implemented.

NOTE 3. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred losses since inception and has an accumulated deficit of $99,203 as of December 31, 2020. The Company currently has limited liquidity and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time. These factors among others, raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that may result from the outcome of these uncertainties. The Company will require additional financing moving forward and is pursuing various strategies to accomplish this, including seeking equity funding and/or debt funding from private placement sources. Although management believes that it will be able to obtain the necessary funding to allow the Company to remain a going concern through the methods discussed above, there can be no assurances that such methods will prove successful.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses. There are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

Risk & uncertainties associated with Covid-19.

In December 2019, a novel strain of coronavirus surfaced in China, which has and is continuing to spread throughout the world, including the United States and Kazakhstan. On January 30, 2020, the World Health Organization declared the outbreak of the coronavirus disease (COVID-19) a “Public Health Emergency of International Concern,” and on March 11, 2020, the World Health Organization characterized the outbreak as a “pandemic”. The Company is not able to predict the ultimate impact that COVID -19 will have on its business; however, if the current economic conditions continue, the Company will be forced to significantly scale back its business operations and its growth plans, and could ultimately have a significant negative impact on the Company.

NOTE 4 – FIXED ASSETS

Company’ fixed assets consist of office equipment and furniture purchased during the year 2020 for $4,946.34 and $1,393.16 respectively.

The Company depreciates its property using straight-line depreciation over the estimated useful life of 3 years. For the year ended December 31, 2020 the company recorded $699 in depreciation expense.

NOTE 5. ACCOUNT PAYABLE - RELATED PARTY

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by officers, directors, or shareholders. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.

Since 2019, the Company’s CEO loaned the Company for paying off professional, legal and other administrative expenses. Amount outstanding as of December 31,2020 and 2019 are $17,733 and $562 respectively. These amounts are non-interest bearing, due upon demand and unsecured.

MOUNTAIN TOP PROPERTIES, INC.

NOTES TO AUDITED FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

NOTE 6. STOCKHOLDERS’ EQUITY

Preferred stock

The Company is authorized to issue 100,000,000 shares of Preferred Stock, par value $.0001 per share. As of December 30, 2020, and 2019, 780,000 shares of Series A Preferred Stock were issued and outstanding.

Common stock

The company is authorized to issue 800,000,000 shares of common stock, par value of $.0001 per share. As of December 31,2020, and 2019, the Company had 250,108,353 shares of its common stock issued and outstanding.

NOTE 7. COMMITMENT AND CONTINGENCIES

In response to the COVID-19 pandemic, the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”) was signed into law in March 2020. The CARES Act lifts certain deduction limitations originally imposed by the Tax Cuts and Jobs Act of 2017 (“2017 Tax Act”). Corporate taxpayers may carryback net operating losses (NOLs) originating between 2018 and 2020 for up to five years, which was not previously allowed under the 2017 Tax Act. The CARES Act also eliminates the 80% of taxable income limitations by allowing corporate entities to fully utilize NOL carryforwards to offset taxable income in 2018, 2019 or 2020. Taxpayers may generally deduct interest up to the sum of 50% of adjusted taxable income plus business interest income (30% limit under the 2017 Tax Act) for 2019 and 2020. The CARES Act allows taxpayers with alternative minimum tax credits to claim a refund in 2020 for the entire amount of the credits instead of recovering the credits through refunds over a period of years, as originally enacted by the 2017 Tax Act.

In addition, the CARES Act raises the corporate charitable deduction limit to 25% of taxable income and makes qualified improvement property generally eligible for 15-year cost-recovery and 100% bonus depreciation. The enactment of the CARES Act did not result in any material adjustments to our income tax provision.

NOTE 8. SUBSEQUENT EVENTS

On February 11, 2021 the company filed an amendment to the articles of incorporation with the State of Nevada to increase the total authorized shares to 900,000,000 at par value of $.0001 with common shares numbering 800,000,000 and blank check preferred shares numbering 100,000,000.

On the same date the company has filed a certificate of designation for the series A convertible Preferred Stocks and the company now gives control of the company and issued 99,220 shares of Series A convertible Preferred Stock to Friction and Heat LLC.

The Company evaluated all other events or transactions that occurred after December 31, 2020 through May 20, 2021. The Company determined that it does not have any other subsequent event requiring recording or disclosure in the financial statements for the period ended December 31, 2020

MOUNTAINTOP PROPERTIES, INC.

FINANCIAL STATEMENTS

JUNE 30, 2021 AND 2010

C O N T E N T S

Mountain Top Properties Inc.
Balance Sheets
	June 30, 2021 (Unaudited)	December 31, 2020 (Audited)
ASSETS
Current Assets
Cash and cash equivalents	$ -	$ -
Total Current Assets	$ -	$ -

Fixed Assets (Net)	$ 5,226	$ 5,640

TOTAL ASSETS	$ 5,226	$ 5,640

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Labilities
Accounts payable - Related party	$ 16,918	$ 15,733
Accrued expenses	1,010	2,000
Total Current Liabilities	$ 17,928	$ 17,733

TOTAL LIABILITIES	$ 17,928	$ 17,733

STOCKHOLDERS' EQUITY
Common stock (800,000,000 shares authorized, 250,108,353 issued and outstanding as of June 30, 2021 & December 31,2020	$ 25,010	$ 25,010

Preferred shares (100,000,000 shares authorized, 100,000,000 & 780,000 shares issued and outstanding as of June 30, 2021 & December 31, 2020	$ 10,000	$ 78
Additional paid in Capital	62,022	62,022
Accumulated Deficit	(109,733)	(99,203)
Total Stockholders' Equity	$ (12,702)	$ (12,093)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 5,226	$ 5,640

See notes to the financial statements

Mountain Top Properties Inc.
Statement of Operations (Unaudited)
For the three and six months ended June 30, 2021 and 2020

	Three Months ended June 30, 2021	Three months ended June 30, 2020	Six Months ended June 30, 2021	Six months ended June 30, 2021

Revenues	$ -	$ -	$ -	$ -
Cost of revenues	-	-	-	-
GROSS PROFIT	$ -	$ -	$ -	$ -

OPERATING EXPENSES
General and Administrative Expenses	134	-	134	-
Professional Fees	1,190	4,000	9,280	4,000
Depreciation expenses	587	-	1,116	-
TOTAL OPERATING EXPENSES	$ 1,911	$ 4,000	$ 10,530	$ 4,000

LOSS FROM OPERATIONS	$ (1,911)	$ (4,000)	$ (10,530)	$ (4,000)

INCOME TAX PROVISION	$ -	$ -	$ -	$ -

NET LOSS	$ 1,911)	$ 4,000)	$ 10,530)	$ 4,000)

NET LOSS PER COMMON SHARES -BASIC AND DILUTED	(0.000)	(0.000)	(0.000)	(0.000)

NUMBER OF SHARES OUTSTANDING	250,108,353	250,108,353	250,108,353	250,108,353

See notes to the financial statements

Mountain Top Properties, Inc.
Statement of Changes in Stockholders' Equity (Unaudited)
For the six months ended June 30, 2021 and 2020

	Common Stocks		Preferred Stocks		Additional Paid In Capital	Accumulated Deficit	Total

Balance December 31, 2020	250,108,353	$25,010	780,000	$ 78	$ 62,022	$ (99,203)	$ (12,093)
Issuance of preferrd shares			99,220,000	9,922			9,922
Net Loss for the quarter						$ (8,618)	$ (8,618)
Balance March 31, 2021	250,108,353	25,010	100,000,000	10,000	62,022	(107,821)	(10,789)
Net loss for the quarter						(1,911)	(1,911)
Balance June 30, 2021	250,108,353	$25,010	100,000,000	$ 10,000	$ 62,022	$ (109,732)	$ (12,700)

Balance December 31, 2019	250,108,353	$25,010	780,000	$ 78	$ 62,022	$ (87,672)	(562.00)
Net Loss for the quarter

Balance March 31, 2020	250,108,353	$25,010	780,000	$ 78	$ 62,022	$ (87,672)	$ (562)
Net loss for the quarter						$ 4,000	4,000
Balance June 30, 2020	250,108,353	$25,010	780,000	$ 78	$ 62,022	$ (83,672)	$ 3,438

See notes to the financial statements

Mountain Top Properties, Inc.
Statement of Cash Flows
For six months ended June 30, 2021 and 2020
(Unaudited)

	2021	2020
OPERATING ACTIVITIES:
Net loss	$ (10,530)	$ (4,000)

Adjustments to reconcile net loss to net cash used in operating activities:

Depreciation expense	1,116	-
Changes in operating assets and liabilities:
Accrued expenses	$ (990)	-
Accounts payable - Related Party	$ 1,185	$ 4,000

NET CASH GENERATED FROM/ (USED IN) OPERATING ACTIVITIES
	$ (9,219)	$ -

INVESTMENT ACTIVITIES
Purchase of fixed assets	$ (702)	$ -
NET CASH USED IN INVESTMENT ACTIVITIES	$ (702)	$ -
FINANCING ACTIVITIES:
Preferred stocks	9,923
NET CASH PROVIDED BY FINANCING ACTIVITIES	$ 9,923	$ -

NET INCREASE (DECREASE) IN CASH	$ -	$ -
CASH AT THE BEGINNING OF THE YEAR	$ -	$ -
CASH AT THE END OF THE YEAR	$ -	$ -

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for:
Interest	$ -	$ -
Taxes	$ -	$ -

See notes to the financial statements

MOUNTAIN TOP PROPERTIES, INC.

NOTES TO AUDITED FINANCIAL STATEMENTS

JUNE 30, 2021

NOTE 1. FORMATION AND BUSINESS OF THE COMPANY

Business description

The financial statements presented are those of Mountain top Properties, Inc. (the “Company”). The Company was incorporated under the laws of the State of Nevada on November 6, 1990 to conduct business formerly carried on by its predecessor ACI Asset Management, Inc. until April, 2005.  The Company then changed its name from ACI Management, Inc. to Interactive Development, Inc. and operated under that name until July 2005 when it changed its name from Interactive Development, Inc. to Baby Bee Bright Corp.  The Company changed its name again in May 2006 to from Baby Bee Bright Corp to Lab Holdings, Inc. and changed its name again to our current name in December 2006.

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These interim consolidated financial statements of the Company are unaudited. In the opinion of management, all adjustments (consisting of normal recurring accruals) and disclosures necessary for a fair presentation of these interim financial statements have been included. The results reported in the unaudited financial statements for any interim periods are not necessarily indicative of the results that may be reported for the entire year. The accompanying unaudited financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission and do not include all information and footnotes necessary for a complete presentation of financial statements in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”).

Certain information and footnote disclosures normally included in the annual consolidated financial statements prepared in accordance with U.S. GAAP have been condensed or omitted. These unaudited financial statements should be read in conjunction with the Company’s audited financial statements and notes thereto included in the Company’s Annual Report for the year ended December 31, 2020 filed with Securities Exchange Commission  on June 30, 2021.

Uses of estimates in the preparation of financial statements

The preparation of financial statements in conformity with generally accepted accounting principles accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of net revenue and expenses during each reporting period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than estimate with reference to useful life of assets, deprecation and the assumption that the Company is a going concern.

Cash

The Company considers all short-term highly liquid investments with an original maturity date of purchase of three months or less to be cash equivalents.

Property and equipment

Property and equipment are stated at cost, less accumulated depreciation provided on the straight-line method over the estimated useful lives of the assets, which range from three to seven years. Expenditures for renewals or betterments are capitalized, and repairs and maintenance are charged to expense as incurred the cost and accumulated depreciation of assets sold or otherwise disposed of are removed from the accounts, and any gain or loss thereon is reflected in operations.

MOUNTAIN TOP PROPERTIES, INC.

NOTES TO AUDITED FINANCIAL STATEMENTS

JUNE 30, 2021

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

Depreciation is computed for financial statement purposes on a straight-line basis over estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

Estimated Useful Life
Furniture and Fixtures	3 years
Computer Equipment	3 years
Vehicles	5-10 years

Revenue Recognition

The Company did not have any revenues from continuing operations for the periods presented. The Company’s policy is that revenues will be recognized when control of the product is transferred to our customers, in an amount that reflects the consideration we expect to be entitled to in exchange for those services.

Results for reporting periods beginning after January 1, 2020 are presented under Topic 606, while prior period amounts are not adjusted and continue to be reported in accordance with our historic accounting under Topic 605. We did not have any cumulative impact as a result of applying Topic 606.

Net loss per common share – basic and diluted

Authoritative guidance on Earnings per Share requires dual presentation of basic and diluted earnings or loss per share (“EPS”) for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. Basic EPS excludes dilution; diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

Basic loss per share is computed by dividing net loss applicable to common shareholders by the weighted average number of common shares outstanding during the period. Diluted loss per share reflects the potential dilution that could occur if dilutive securities and other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company, unless the effect is to reduce a loss or increase earnings per share.

Stock-based compensation

In accordance with ASC No. 718, Compensation – Stock Compensation (“ASC 718”), the Company measures the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services.

During the years ended December 31, 2020 and 2019, there were no stock based awards issued or outstanding .

Fair value of financial instruments

We value our financial assets and liabilities on a recurring basis using the fair value hierarchy established in Accounting Standards Codification (“ASC”) 820, Fair Value Measurements and Disclosures.

ASC 820 describes three levels of inputs that may be used to measure fair value, as follows:

Level 1 input, which include quoted prices in active markets for identical assets or liabilities;

Level 2 inputs, which include observable inputs other than Level 1 inputs, such as quoted prices for similar assets or liabilities; quoted prices for identical or similar assets or liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset or liability; and

MOUNTAIN TOP PROPERTIES, INC.

NOTES TO AUDITED FINANCIAL STATEMENTS

JUNE 30, 2021

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

Level 3 inputs, which include unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the underlying asset or liability. Level 3 assets and liabilities include those whose fair value measurements are determined using pricing models, discounted cash flow methodologies or similar valuation techniques, as well as significant management judgment or estimation.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 30, 2021.

The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values. These financial instruments include accrued expenses and related party accounts payable. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value.

Commitments and contingencies

The Company follows ASC 440 & ASC 450, subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies and commitments respectively. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Recently Issued and Adopted Accounting Standards

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board or other standard setting bodies that may have an impact on the Company’s accounting and reporting. The Company believes that such recently issued accounting pronouncements and other authoritative guidance for which the effective date is in the future either will not have an impact on its accounting or reporting or that such impact will not be material to its financial position, results of operations, and cash flows when implemented.

MOUNTAIN TOP PROPERTIES, INC.

NOTES TO AUDITED FINANCIAL STATEMENTS

JUNR 30, 2021

NOTE 3. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred losses since inception and has an accumulated deficit of $109,732 as of June 30, 2021. The Company currently has limited liquidity and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time. These factors among others, raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that may result from the outcome of these uncertainties. The Company will require additional financing moving forward and is pursuing various strategies to accomplish this, including seeking equity funding and/or debt funding from private placement sources. Although management believes that it will be able to obtain the necessary funding to allow the Company to remain a going concern through the methods discussed above, there can be no assurances that such methods will prove successful.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses. There are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

Risk & uncertainties associated with Covid-19

In December 2019, a novel strain of coronavirus surfaced in China, which has and is continuing to spread throughout the world, including the United States and Kazakhstan. On January 30, 2020, the World Health Organization declared the outbreak of the coronavirus disease (COVID-19) a “Public Health Emergency of International Concern,” and on March 11, 2020, the World Health Organization characterized the outbreak as a “pandemic”. The Company is not able to predict the ultimate impact that COVID -19 will have on its business; however, if the current economic conditions continue, the Company will be forced to significantly scale back its business operations and its growth plans, and could ultimately have a significant negative impact on the Company.

NOTE 4 – FIXED ASSETS

Company’ fixed assets consist of office equipment and furniture purchased. Total balances as of June 30, 2021 and December 31, 2020 net of depreciation are $5,226 and $5,640 respectively.

The Company depreciates its property using straight-line depreciation over the estimated useful life of 3 years.

For the six months June 30, 2021, the company recorded $1,116 in depreciation expense.

NOTE 5. ACCOUNT PAYABLE - RELATED PARTY

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by officers, directors, or shareholders. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.

Since 2019, the Company’s CEO loaned the Company for paying off professional, legal and other administrative expenses. Amount outstanding as of June 30, 2021, and December 31,2020 are $16,917 and $15,733 respectively. These amounts are non-interest bearing, due upon demand and unsecured.

NOTE 6. STOCKHOLDERS’ EQUITY

Preferred stock

The Company is authorized to issue 100,000,000 shares of Preferred Stock, par value $.0001 per share. On February 11, 2021, the company has filed a certificate of designation for the series A convertible Preferred Stocks and the company now gives control of the company and issued 99,220 shares of Series A convertible Preferred Stock to Friction and Heat LLC.

MOUNTAIN TOP PROPERTIES, INC.

NOTES TO AUDITED FINANCIAL STATEMENTS

JUNE 30, 2021

NOTE 6. STOCKHOLDERS’ EQUITY (Continued)

As of June 30, 2021- 879,220 shares of Series A Preferred Stock were issued and outstanding.

Common stock

The company is authorized to issue 800,000,000 shares of common stock, par value of $.0001 per share. As of June 30, 2021, the Company had 250,108,353 shares of its common stock issued and outstanding.

NOTE 7. COMMITMENT AND CONTINGENCIES

In response to the COVID-19 pandemic, the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”) was signed into law in March 2020. The CARES Act lifts certain deduction limitations originally imposed by the Tax Cuts and Jobs Act of 2017 (“2017 Tax Act”). Corporate taxpayers may carryback net operating losses (NOLs) originating between 2018 and 2020 for up to five years, which was not previously allowed under the 2017 Tax Act. The CARES Act also eliminates the 80% of taxable income limitations by allowing corporate entities to fully utilize NOL carryforwards to offset taxable income in 2018, 2019 or 2020. Taxpayers may generally deduct interest up to the sum of 50% of adjusted taxable income plus business interest income (30% limit under the 2017 Tax Act) for 2019 and 2020. The CARES Act allows taxpayers with alternative minimum tax credits to claim a refund in 2020 for the entire amount of the credits instead of recovering the credits through refunds over a period of years, as originally enacted by the 2017 Tax Act.

In addition, the CARES Act raises the corporate charitable deduction limit to 25% of taxable income and makes qualified improvement property generally eligible for 15-year cost-recovery and 100% bonus depreciation. The enactment of the CARES Act did not result in any material adjustments to our income tax provision.

NOTE 8. SUBSEQUENT EVENTS

The Company evaluated all other events or transactions that occurred after June 30, 2021, through August 15, 2021. The Company determined that it does not have any other subsequent event requiring recording or disclosure in the financial statements for the period ended June 30, 2021